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							      Exhibit 99.3

						      Employee Name:
						      Address:
						      SSN:


			 OHIO CASUALTY CORPORATION
			    2005 INCENTIVE PLAN
		EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

This Award Agreement describes the type of Award that you have been granted and the terms and conditions that must be met before you may realize the value associated with your Award. To fully understand these terms and conditions, you should:

     - Read this Award Agreement carefully along with the Plan and the Plan prospectus.

     - Contact the General Counsel at 513-603-2213 if you have any questions about your Award.

Also, you must sign both copies of this Award Agreement as the "Grantee", keeping one (1) copy for your file and returning one (1) copy to Shareholder Relations in the enclosed self addressed envelope no later than
	       .  After Ohio Casualty receives your signed Award Agreement,
---------------
you will receive an acknowledgement of receipt of the same.


Thank you for your commitment to the Company.


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		     DESCRIPTION OF YOUR RESTRICTED STOCK
		     ------------------------------------

Your Award Consists of Restricted Stock

     You have been awarded Restricted Stock. Restricted Stock are shares of Company common stock that you will receive if the restrictions and conditions described below are met.

Grant Date

     Your Restricted Stock was issued on , July 25,2005 . This is the date your shares of Restricted Stock were granted.

Award

     You have been granted 15,000 shares of Restricted Stock. The closing price of OCAS shares on July 25, 2005 was $25.12 per share. If all the restrictions and conditions described below are met, these shares of Restricted Stock will be distributed to you.

Restriction Period

     The restriction period for your shares will expire on July 25, 2008. This is the date on which you will be entitled to receive the shares of Restricted Stock as long as all of the additional restrictions and conditions described below are met.

Additional Restrictions

You must be an employee of Ohio Casualty at the end of the Restriction Period (i.e., July 25, 2008), subject to the terms and conditions in section 2.00 of this Award Agreement.

There also are some special situations in which all restrictions will be removed from your Restricted Stock and the stock will be distributed to you. These are described later in this Award Agreement.


	      YOUR RIGHTS BEFORE THE END OF THE RESTRICTION PERIOD
	      ----------------------------------------------------

Until the restrictions and conditions described above are met, the Restricted Stock certificates will be held by the Company. You will be entitled to any dividends declared on your Restricted Stock during the Restriction Period. You may also vote your Restricted Shares before all the terms and conditions described above are met. This is the case whether or not your shares of Restricted Stock are distributed to you before the Restriction Period ends.


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		     TAX TREATMENT OF YOUR RESTRICTED STOCK
		     --------------------------------------

This brief discussion of the federal tax rules that affect your Restricted Stock is provided as general information (not as personal tax advice) and is based on the Company's understanding of U.S. federal tax laws and regulations in effect as of the Grant Date.

(You should consult with a tax or financial advisor to fully understand the tax ramifications of your Award.)

In general, you will not recognize taxable income on your Restricted Stock at this time. However, you generally will recognize taxable income when (and if) the restrictions and conditions described in this Award Agreement are met.
The amount of ordinary income that you will recognize will equal the fair market value of your Restricted Stock at the time the terms and conditions described in this Award Agreement lapse. Any subsequent appreciation of the stock will be taxed at capital gains rates when you sell the stock. In the event the restrictions and conditions are not met before the Restriction Period ends, your Restricted Stock will expire and you will not recognize any income with respect to such Restricted Stock.

Alternatively, you may make a special election [known as a Code Section 83(b) election] within 30 days of the Grant Date and recognize income equal to the fair market value of your shares of Restricted Stock as of the Grant Date. Any subsequent appreciation of the stock will be taxed at capital gains rates when you sell the stock. However, there are important tax and investment issues that you must consider before making a Code Section 83(b) election. These should be discussed with your personal tax and investment adviser.

If you receive any dividends on your Restricted Stock before the Restriction Period ends:

     - You will recognize income equal to the fair market value of any cash dividend you receive in the year it is paid; but

     - You will not recognize income with respect to any dividend paid in shares of Company stock until all the conditions and restrictions described in this Award Agreement have been met. In this case, you will recognize income equal to the fair market value of these shares of Company stock on the date the restrictions and conditions have been met. However, if these conditions and restrictions are not met, you will not recognize any income because these shares will be forfeited.


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			  GENERAL TERMS AND CONDITIONS
			  ----------------------------

1.00  Conduct Leading to Forfeiture of Unmatured Restricted Stock Awards:
      You may forfeit any Restricted Stock granted if, at any time before the Restriction Period ends, you:

    - Agree to or actually serve in any capacity for a business or entity that competes with the Company or any Subsidiary (as defined in the Plan) or provides services to an entity that competes with the Company or any Subsidiary;

    - Refuse or fail to consult with, supply information to, or otherwise cooperate with the Company after having been requested to do so; or

    - Deliberately engage in any action that the Company decides has caused or is likely to cause substantial harm to its interests or the interests of any Subsidiary.

2.00 Effect of Terminating Employment: Subject to the Section 1.00, the effect of a termination of employment is described in the Plan and the Plan Prospectus. Also, any unmatured Restricted Stock at the time you terminate board service shall be forfeited to the Company as well as all rights, title and interest in the shares. The shares so forfeited shall be deemed to have been transferred to the Company, and you will have no further rights as a shareholder of the Company.

3.00 Buy Out of Awards by Company: The Company may decide at any time to buy out your Restricted Stock Award. This may happen without your consent and at any time. If the Company decides to buy out your Restricted Stock Award, it will pay you the fair market value of the Award.

4.00 Acceleration of Vesting: All Awards will be fully vested if there is a Business Combination (as defined in the Plan). If this happens, all restrictions placed on your Restricted Stock Award will lapse as of the date of the Business Combination.

5.00 Beneficiary Designation: You may name a Beneficiary or Beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised when you die. This may be done only on the attached Beneficiary Designation Form and by the following the rules described in that form. This form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that form correctly, your Beneficiary will be your surviving spouse, or if you do not have a surviving spouse, your estate.

6.00 Transferring your Restricted Stock: Restricted Stock may not be sold, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. All shares of Restricted Stock will be held by the Company during the Restriction Period. However, you may complete a Beneficiary Designation Form to name the person who may receive your shares of Restricted Stock if you die before the Restriction Period is over (see section titled "Beneficiary
      Designation" above).   The Company may allow you to transfer your
      award to certain Permissible Transferees (as defined in the Plan). Contact Shareholder Relations at (513) 603-2175 if you are interested in doing this.

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7.00  Restrictions on Transfers of Stock:  The Company may impose restrictions on any shares of Company stock you acquire from the Company, including restrictions related to applicable securities laws and the rules of any national securities exchange or system on which Company stock is listed or traded.

8.00  Section 16 of the Act:   You are responsible for ensuring that all
      requirements of Section 16 are met, including the holding of securities purchased under this Award Agreement for a minimum of six months before disposition.

9.00 Tax Withholding: : In some cases, income taxes must be withheld on the value of your Award. These taxes may be paid in one of several ways, including:

      - The Company may withhold this amount from other amounts owed to you (e.g., your salary);

      - You may pay these taxes by giving the Company cash equal to the amount that must be withheld or by giving the Company other shares of Company stock (that you have owned for at least six months) with a value equal to the taxes due; or

You may choose the approach you prefer when the Award is payable, although the Company may reject your preferred method for any reason (or for no reason).
If this happens, you must pay these taxes in the way the Company specifies. However, if you do not select one of these methods, the Company may withhold this amount from other amounts owed to you.

10.00 Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

11.00 Other Agreements: Your Award will also be subject to the terms of any other agreements between you and the Company.

12.00 Adjustments to Awards: Your Award will be adjusted, if appropriate, to reflect any change to the Company's capital structure (e.g., a stock split).

13.00 Other Rules: Your Restricted Stock Award is also subject to more rules described in the Plan and in the Plan's prospectus. You should read both of these documents carefully to ensure you fully understand all the terms and conditions of this Award.

14.00 Conflict: In the event of conflict between the terms of this Award Agreement and the Plan, the terms of the Plan govern.

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Section 409A of the Internal Revenue Code ("Section 409A") imposes substantial penalties on persons who receive some forms of deferred compensation (see the Plan's prospectus for more information about these penalties). Your Award has been designed to avoid these penalties. However, because the Internal Revenue Service has not yet issued rules fully defining the effect of Section 409A, it is possible that your Award and the Award Agreement must be revised after the IRS issues these rules. As a condition of accepting this Award, you must agree to accept those revisions, without any further consideration, even if those revisions change the terms of your Award and reduce its value or potential value.


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Please sign this Award Agreement and return it to Shareholder Relations no
later than                  .    By signing this Award Agreement you
	   -----------------
acknowledge that this Award is granted under and is subject to the terms and conditions described above and in the Ohio Casualty Corporation 2005 Incentive Plan.

GRANTEE                                    OHIO CASUALTY CORPORATION


					   /s/Dan R. Carmichael
---------------------------                ---------------------------------
Name:                                      Dan R. Carmichael
SSN:                                       President & CEO


 THIS FORM OF AWARD AGREEMENT IS PART OF A PROSPECTUS COVERING SECURITIES
		  REGISTERED UNDER THE SECURITIES ACT OF 1933

		       RESTRICTED STOCK AWARD AGREEMENT

		     GRANTED TO _ON
				    ----------------------
			  ACKNOWLEDGEMENT OF RECEIPT

A signed copy of this Award Agreement was received on                   .
						      ------------------
By:
       -----------------------------------------------
       Shareholder Relations Department Representative


Date:
       ---------------------------------

Note: Send a copy of this completed form to the participant and keep a copy as part of the Plan's permanent records.